CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 24, 2008, relating to the financial statements and financial highlights which appears in the September 30, 2008 Annual Report to Shareholders of the Wasatch Funds, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings “Independent Registered Public Accounting Firm,” “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Kansas City, MO

January 27, 2009

Appendix A

1.	Wasatch Core Growth Fund
2.	Wasatch Emerging Markets Small Cap Fund
3.	Wasatch Global Science and Technology
4.	Wasatch Heritage Growth Fund
5.	Wasatch Heritage Value Fund
6.	Wasatch International Growth Fund
7.	Wasatch International Opportunities Fund
8.	Wasatch Micro Cap Fund
9.	Wasatch Micro Cap Value Fund
10.	Wasatch Small Cap Growth Fund
11.	Wasatch Small Cap Value Fund
12.	Wasatch Strategic Income Fund
13.	Wasatch Ultra Growth Fund
14.	Wasatch-Hoisington US Treasury Fund